Exhibit 21

SUBSIDIARIES OF OLIN CORPORATION1
(as of December 31, 2013)

Company	% Ownership (Direct/Indirect)	Jurisdiction
Bridgeport Brass Corporation[2]	100	IN
Henderson Groundwater LLC[3]	33	NV
HPCM LLC[4]	100	DE
Hunt Trading Co.	100	MO
Imperial West Chemical Co.[5]	100	NV
K. A. Steel Chemicals Inc.	100	DE
K. A. Steel International[6]	100	DE
KAS Muscatine LLC[7]	100	IA
KNA California, Inc.[8]	100	DE
KWT, Inc.[9]	100	DE
LTC Reserve Corp.	100	DE
Monarch Brass & Copper Corp.	100	NY
Monarch Brass & Copper of New England Corp.[10]	100	RI
New Haven Copper Company[10]	100	CT
Olin Benefits Management, Inc.	100	CA
Olin Business Holdings[11]	100	DE
Olin Chlor Alkali Logistics Inc.[12]	100	DE
Olin Engineered Systems, Inc.	100	DE
Olin Far East, Limited	100	DE
Olin Financial Services Inc.	100	DE
Olin Funding Company LLC	100	DE
Olin North American Holdings, Inc.	100	DE
Olin Sunbelt, Inc.	100	DE
Olin Sunbelt II, Inc.	100	DE
Pioneer Americas LLC[13]	100	DE
Pioneer Companies, LLC	100	DE
Pioneer (East), Inc.[5]	100	DE
Pioneer Licensing, Inc.[5]	100	DE
Pioneer Transportation LLC[14]	100	DE
Pioneer Water Technologies, Inc.[5]	100	DE
Ravenna Arsenal, Inc.	100	OH
Sunbelt Chlor Alkali Partnership	100	DE
U.S. Munitions, LLC[15]	49	DE
Waterbury Rolling Mills, Inc.[10]	100	CT
Winchester Ammunition, Inc.	100	DE
Winchester Defense, LLC[16]	100	DE
Nutmeg Insurance Limited	100	Bermuda
Olin Canada ULC[17]	100	Nova Scotia, Canada
Olin Hunt Specialty Products S.r.l.	100	Italy
Winchester Australia Limited[18]	100	Australia

1	Omitted from the following list are the names of certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary
2	d/b/a "Olin Brass, Indianapolis" and "Olin Brass, Indianapolis Facility" in CA, IL, IN, NJ, NC, OH, PA, RI and TX
3
Indirect subsidiary, Olin’s wholly-owned subsidiary, Pioneer Americas LLC owns 33% and is one of the three initial members to form this limited liability company, effective 11/7/2011. The other two members are Stauffer Management Co. LLC/Bayer Cropscience Inc. and Montrose Chemical Corporation of California

4	Indirect subsidiary, Olin’s subsidiary, K.A. Steel Chemicals Inc. is the sole member of this limited liability company
5	Indirect subsidiary, wholly-owned by Olin’s wholly-owned subsidiary, Pioneer Companies, LLC
6	Indirect subsidiary, wholly-owned by Olin’s subsidiary, K. A. Steel Chemicals Inc.
7	Indirect subsidiary, Olin’s subsidiary, K. A. Steel Chemicals Inc. is the sole member of this limited liability company
8	Indirect subsidiary, wholly-owned by Imperial West Chemical Co.
9	Indirect subsidiary, wholly-owned by Pioneer Water Technologies, Inc.
10	Indirect subsidiary, wholly-owned by Monarch Brass & Copper Corp.
11
This entity was formerly named A. J. Oster Co. a Delaware partnership of which Olin Corporation owns 62.05% and Olin’s wholly-owned subsidiary, Olin Engineered Systems, Inc. owns 36.15% and Pioneer Americas LLC owns 1.80%

12	Indirect subsidiary, Olin Sunbelt Inc. owns 50% and Olin Sunbelt II, Inc. owns 50% -- began operations in 2012
13	Indirect subsidiary, Olin Canada ULC is the sole member of Pioneer Americas LLC
14	Indirect subsidiary, Olin Business Holdings holds its membership interest
15	Indirect subsidiary, Olin’s wholly-owned subsidiary, Winchester Defense, LLC owns 49% of this Joint Venture and BAE Systems Ordnance Systems, Inc. owns 51% of the joint venture
16	This entity holds the 49% ownership of the joint venture company, U.S. Munitions, LLC. BAE Systems Ordnance Systems, Inc. owns the other 51% of the joint venture company
17
Indirect subsidiary, wholly-owned by Olin North American Holdings, Inc. Reorganization of Canadian entities PCI Chemicals Canada Company and Olin Canada Inc. occurred on January 1, 2011 and the two companies were amalgamated under the name of Olin Canada ULC

18	Olin Australia Limited was renamed Winchester Australia Limited effective 12/5/2007